COLUMBIA FUNDS VARIABLE SERIES TRUST II

AMENDMENT NO. 31 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Variable Series Trust II (the “Trust”), dated September 11, 2007, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to establish, to change or abolish and rescind the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust; and

WHEREAS, Section 8 of Article VIII of the Declaration of Trust authorizes the Trustees of the Trust to amend the Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees, provided notice of such amendment (other than certain ministerial or clerical amendments) is transmitted promptly to Shareholders of record at the close of business on the effective date of such amendment; and

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of the Trust, do hereby certify that we have authorized the renaming of Columbia Variable Portfolio – Core Bond Fund to Columbia Variable Portfolio – Select Corporate Income Fund, Columbia Variable Portfolio – Large Cap Growth Fund to Columbia Variable Portfolio – Cornerstone Growth Fund, Columbia Variable Portfolio – Limited Duration Credit Fund to Columbia Variable Portfolio – Select Short Corporate Income Fund, Columbia Variable Portfolio – Select Large Cap Equity Fund to Columbia Variable Portfolio – Cornerstone Equity Fund, Columbia Variable Portfolio – Small Cap Value Fund to Columbia Variable Portfolio – Small Cap Value Discovery Fund, CTIVP®—BlackRock Global Inflation-Protected Securities Fund to CTIVP®—BlackRock Global Inflation-Linked Securities, CTIVP® – American Century Diversified Bond Fund to CTIVP® – Fidelity Institutional AM® Total Bond Fund, and CTIVP® - TCW Core Plus Bond Fund to CTIVP® – TCW Total Return Bond Fund:

1.	Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Variable Portfolio – Balanced Fund

Columbia Variable Portfolio – Commodity Strategy Fund

Columbia Variable Portfolio – Core Equity Fund

Columbia Variable Portfolio – Cornerstone Equity Fund

Columbia Variable Portfolio – Cornerstone Growth Fund

Columbia Variable Portfolio – Disciplined Core Fund

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Emerging Markets Bond Fund

Columbia Variable Portfolio – Emerging Markets Fund

Columbia Variable Portfolio – Government Money Market Fund

Columbia Variable Portfolio – High Yield Bond Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Intermediate Bond Fund

Columbia Variable Portfolio – Large Cap Index Fund

Columbia Variable Portfolio – Limited Duration Credit Fund

Columbia Variable Portfolio – Overseas Core Fund

Columbia Variable Portfolio – Select Corporate Income Fund

Columbia Variable Portfolio – Select Large Cap Value Fund

Columbia Variable Portfolio – Select Mid Cap Growth Fund

Columbia Variable Portfolio – Select Mid Cap Value Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Columbia Variable Portfolio – Small Cap Value Discovery Fund

Columbia Variable Portfolio – U.S. Government Mortgage Fund

CTIVP – BlackRock Global Inflation-Linked Securities Fund

CTIVP – CenterSquare Real Estate Fund

CTIVP – Fidelity Institutional AM® Total Bond Fund

CTIVP – Principal Large Cap Growth Fund

CTIVP – T. Rowe Price Large Cap Value Fund

CTIVP – TCW Total Return Bond Fund

CTIVP – Victory Sycamore Established Value Fund

CTIVP – Wellington Large Cap Value Fund

CTIVP – Westfield Mid Cap Growth Fund

CTIVP – Westfield Select Large Cap Growth Fund

Variable Portfolio – Aggressive Portfolio

Variable Portfolio – Conservative Portfolio

Variable Portfolio – Managed Volatility Moderate Growth Fund

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Partners Core Bond Fund

Variable Portfolio – Partners Core Equity Fund

Variable Portfolio – Partners International Core Equity Fund

Variable Portfolio – Partners International Growth Fund

Variable Portfolio – Partners International Value Fund

Variable Portfolio – Partners Small Cap Growth Fund

Variable Portfolio – Partners Small Cap Value Fund

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of this Section 6 remains unchanged.

The rest of the Declaration of Trust remains unchanged.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 31 to the Declaration of Trust on

March 19 , 2026.

/s/ George S. Batejan George S. Batejan	/s/ Amrit Kanwal Amrit Kanwal

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Ryan C. Larrenaga Ryan C. Larrenaga

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ Nancy T. Lukitsh Nancy T. Lukitsh

/s/ Janet Langford Carrig Janet Langford Carrig	/s/ Jennine C. McGee Jennine C. McGee

/s/ J. Kevin Connaughton J. Kevin Connaughton	/s/ David M. Moffett David M. Moffett

/s/ Olive M. Darragh Olive M. Darragh	/s/ Catherine James Paglia Catherine James Paglia

/s/ Brian J. Gallagher Brian J. Gallagher	/s/ Natalie A. Trunow Natalie A. Trunow

/s/ Douglas A. Hacker Douglas A. Hacker	/s/ Sandra L. Yeager Sandra L. Yeager